Exhibit 99.1

Press Release

For information contact:

Sherry Magee

Senior Vice President Communications

CNL Financial Group

407-650-1223

CORPORATE CAPITAL TRUST REPORTS SECOND QUARTER 2014 RESULTS

(ORLANDO, Fla.) Aug. 15, 2014 – Corporate Capital Trust, a business development company that provides individuals the opportunity to invest in the debt of privately owned American companies, announced its operating results for the six months ended June 30, 2014.

“We are pleased with our second quarter results,” said Steve Shackelford, president of Corporate Capital Trust. “Our strong performance is supported by our solid earnings. We distributed more than $59 million to shareholders in the first half of the year. We also increased our equity and debt capital capacity in the second quarter to capture a pipeline that remains robust and continue to focus on originated transactions that provide strong risk-adjusted returns.”

Second Quarter 2014 Highlights

•	Total cumulative return on an initial investment at a price equal to $10.00 per share is 28.6 percent(1) and an annualized return of 8.6 percent for shareholders who held common stock from June 2011 through June 30, 2014. Cumulative return for initial shareholders during the same period who made an initial investment at $9.00 per share experienced a cumulative return of 42.9 percent (2) and an annualized return of 12.5 percent.

•	As of June, 30, 2014, the fair value of directly originated investments in the portfolio totaled nearly $973 million, representing approximately 45 percent of the total portfolio.

•	As of June 30, 2014, the company had raised more than $1.93 billion in gross proceeds from the public offering of its common stock. Net equity capital to the company from the public offerings and reinvested distributions is $1.76 billion since inception, and the company collected $344 million in equity capital during the six months ended June 30, 2014.

•	On May 20, 2014, the company entered into a five-year senior secured term loan credit facility with 21 lenders; the term loan is $400 million and generally bears interest at LIBOR plus 3.25 percent (with a LIBOR floor of 0.75 percent).

•	For the six months ended June 30, 2014, the company declared distributions of approximately $59.9 million, or $0.38 per share, compared to approximately $31.5 million, or $0.39 per share, for the six months ended June 30, 2013. Distributions for the six months and quarter ended June 30, 2014, are estimated to be fully covered by taxable income available for distribution.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

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•	The company sold investments and received principal payments of $90.05 million and $126.57 million, respectively, during the three months ended June 30, 2014, from which realized net gains of $2.13 million were generated.

Financial and Operational Highlights

	($ in millions except per share data)
Six Months Ended June 30,	2014	2013
Total assets:	$2,397.67	1,409.92
Borrowings – credit facilities and term loan:	$497.49	169.44
Borrowings – TRS deemed senior securities:	$59.39	33.03
Total net assets:	$1,789.45	1,012.02
Net asset value per share:	$10.15	9.78
Leverage ratio (borrowings/adjusted total assets):	24%	17%

Portfolio Activity for the Six Months Ended June 30,	2014	2013
Cost of investments purchased:	$811.40	785.21
Sales, principal payments and paydown proceeds:	$644.03	348.20
Net investment income:	$47.24	14.97
Total distributions declared:	$59.93	31.54

Investment Portfolio Update3

Corporate Capital Trust’s investment portfolio consisted of investment interests in 105 companies as of June 30, 2014. The portfolio companies are diversified across multiple industries, with the largest portion invested in consumer durables and apparel (20.0 percent), capital goods (10.9 percent), and retailing (9.7 percent).

As of June 30, 2014, the primary investment concentrations included senior debt and subordinated debt securities, which represented 77.7 percent and 17.6 percent, respectively, of the investment portfolio at fair value. There were no debt investments on non-accrual status as of the end of the quarter.

As of June 30, 2014, 64.9 percent of the company’s debt investments, based on fair value, featured floating interest rates primarily based on three-month LIBOR, and 35.1 percent of the debt investments featured fixed interest rates. Approximately 99.7 percent of the company’s floating interest rate debt investments had base interest rate floors; the weighted average base interest rate floor was 1.1 percent.

(1)	Corporate Capital Trust’s net asset value per share was $10.15 on June 30, 2014. After considering (i) the overall changes in net asset value per share since June 2011, (ii) all declared distributions since inception, and (iii) the assumed reinvestment of those distributions at 90 percent of the prevailing offering price per share, then the total annualized investment return was 28.6 percent.
(2)

Corporate Capital Trust’s net asset value per share was $9.00 and $10.15 on June 17, 2011, and June 30, 2014, respectively. After considering (i) the overall changes in net asset value per share, (ii) all paid distributions during the period of June 17, 2011, (inception) through the quarter ended June 30, 2014, and (iii) the assumed reinvestment of those distributions at 90

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

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percent of the prevailing offering price per share, then the total investment return was 42.9 percent. (This cumulative return does not take into account any sales load that was paid by our shareholders.)
(3)	Represents a combination of the company’s investment portfolio and Total Return Swaps (TRS) portfolio as if wholly-owned by the company; however the TRS assets are owned by the counterparty to the TRS agreement, as discussed in the company’s financial statements.

About Corporate Capital Trust

Corporate Capital Trust is a non-traded business development company that provides individuals an opportunity to invest in privately owned American companies. The company is externally managed by CNL and KKR and its investment objective is to provide shareholders with current income, and to a lesser extent, long-term capital appreciation. The company intends to meet its investment objective by investing primarily in the debt of privately owned companies, with a focus on originated transactions sourced through the networks of its advisors. For additional information, please visit www.CorporateCapitalTrust.com.

About CNL Financial Group

CNL Financial Group (“CNL”) is a leading private investment management firm providing global real estate and alternative investments. Since inception in 1973, CNL and/or its affiliates have formed or acquired companies with more than $29 billion in assets. CNL is headquartered in Orlando, Florida. For more information, visit www.cnl.com.

About KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners’ capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR’s website at www.kkr.com.

This is not an offer. Securities can be offered only by the prospectus, which must accompany or precede this material. Since investing in Corporate Capital Trust is not suitable for all investors, the prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objectives, risks, charges, and expenses before investing. The prospectus, which is available at www.sec.gov and www.CorporateCapitalTrust.com and may be obtained by calling 866-650-0650, contains this and other information about Corporate Capital Trust. Broker-Dealers are reminded that communications to any person must be accompanied or preceded by a prospectus in accordance with the Securities Act of 1933, as amended. Neither the SEC, the Attorney General of the State of New York nor any other regulatory agency has passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense. The Managing Dealer of Corporate Capital Trust’s current public offering of common stock is CNL Securities Corp., a member of FINRA/SIPC.

The information in this press release may include “forward-looking statements.” These statements are based on the beliefs and assumptions of Corporate Capital Trust’s management and on the information currently available to management at the time of such statements. We

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC

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undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law. Forward-looking statements generally can be identified by the words “believes,” “expects,” “intends,” “plans,” “estimates” or similar expressions that indicate future events. Important factors that could cause actual results to differ materially from Corporate Capital Trust’s expectations include those disclosed in the current prospectus for the public offering of Corporate Capital Trust’s common stock.

CNL Fund Advisors Company (CNL) and KKR Asset Management LLC (KKR) are affiliates of CNL Financial Group and KKR & Co. L.P., respectively.

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Corporate Capital Trust, Inc. is advised by CNL Fund Advisors Company and KKR Asset Management LLC